EXHIBIT NO. 10(a)

                           NEW CROSS LICENCE AGREEMENT


New Cross Licence  Agreement made this 27th day of September 1997 by and between
(1) Verity Group plc, a public company incorporated in England and Wales under number 514718 with its registered office at Stonehill, Huntingdon PE18 6ED, England ("Verity"); (2) New Transducers Limited, a private company limited by shares incorporated in England and Wales under number 3135528 with its registered office at Stonehill, Huntingdon PE18 6ED, England ("NXT"); (3) Noise Cancellation Technologies, Inc., a Delaware corporation with offices at 1025 West Nursery Road, Linthicum, Maryland 21090, USA, ("NCTI"); and (4) NCT Audio Products, Inc, a Delaware corporation with offices at 1025 West Nursery Road, Linthicum, Maryland 21090, USA ("NAPI").

WHEREAS NXT is engaged in the development and commercial exploitation of flat panel speakers including distributed mode loudspeakers and ancillary panel and transducer technology; and

WHEREAS NCTI was engaged in the development and commercial exploitation of active wave management technology including flat panel speakers but has now exclusively licensed the NCTI Rights (as defined below) to NAPI (which has taken over such development and exploitation) subject to certain rights already granted to NXT, OnActive LLC and Electrolux; and

WHEREAS NXT, NCTI and Verity entered into a Cross Licence on 15 April 1997 under which Verity paid US$3 million to NCTI by way of shares for exclusive rights to certain fields and NXT granted exclusive rights to certain other fields to NCTI in order to prevent controversies over their separate and parallel development of panel loudspeaker technology, to accelerate the process of bringing products which benefit from both technologies to market, and to broaden access to both technologies for potential licensees ; and

WHEREAS by a novation agreement of 15 April 1997, NXT, NCTI and Verity agreed that Verity be released and discharged from the Cross Licence and that NXT be bound by the terms of the Cross Licence in the place of Verity; and

WHEREAS NXT, NCTI and Verity have now agreed to terminate the previous Cross Licence and certain of the related agreements and enter into a New Cross Licence in order to better exploit the panel loudspeaker technologies; and

WHEREAS this Agreement sets out the terms of the New Cross Licence which shall come into effect as from the date of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions

As used herein, the terms described below have the following meanings.

1.1     "Affiliate" shall mean:

        (A)     any legal entity in which a party has an Interest;

        (B) any legal entity which directly or indirectly Controls a party ("Parent");

        (C)     any legal entity in which a Parent has an Interest; or

        (D) any company listed in Schedule D so long as the percentage of shares held by a party or an Affiliate as defined in (A) - (C) does not fall below the percentage stated for that company in Schedule C.

        For purposes of this Agreement "Control" of an entity shall be deemed to exist by virtue of having the right to influence the operation and affairs thereof by holding directly 51% or more of each of the equity interests and voting rights in such entity. "Interest" in an entity shall be deemed to exist by virtue of owning voting rights equal to or greater than 50% of all voting rights in such entity.

1.2     "Commencement Date" shall mean the date of this Agreement.

1.3 "Cross Licence" shall mean the Cross Licence Agreement of 15 April 1997 between Verity, NXT and NCTI.

1.4 "DERA Technology" shall mean the patents, associated know-how and other intellectual property rights relating to flat panel loudspeakers licensed to Verity and/or NXT by the Defence and Evaluation Research Agency or by any other similar emanation of the Secretary of State for Defence.

1.5     "Excluded Rights" shall mean both of:

        (A) certain rights granted exclusively by NCTI to Electrolux prior to 31 December 1996 (to the extent that such rights have been disclosed in writing to NXT); and

        (B) certain rights granted exclusively by NCTI to OnActive LLC prior to 31 December 1996 (to the extent that such rights have been disclosed in writing to NXT).

1.6 "Horton Opinion" shall mean the letter addressed to NXT from John Horton (in-house legal counsel to NCTI and NAPI) under which an opinion is given in relation to, inter alia, the due execution, authorisation and enforceability of, inter alia, this Agreement, the Master Licence and the Subscription Agreement.

1.7 "IPR" shall mean rights (whether registered or unregistered) in any designs, applications for any of the foregoing, copyright, topography rights and database rights.

1.8 "JIP Rights" shall mean the DERA Technology, the NCTI Rights and the NXT Rights.

1.9 "Licensed Products" shall mean any product or component which incorporates, embodies, is covered by, is claimed by, or is based upon any of the NCTI Rights licensed under clause 3.1 or the NXT Rights licensed under clause 4.

1.10 "Master Licence" shall mean a licence on agreed terms between NXT and NAPI which, for the avoidance of doubt, shall not include any right to sub-license.

1.11    "NCTI Fields" shall mean the following fields only:

        (A) hearing aids, hearing assistance devices and other devices to assist impaired hearing;

        (B) headsets, headphones, earplugs. earbuds, earmuffs, and all forms of "on the ear" and "in the ear" sound generating devices (for the avoidance of doubt, this field shall not include communications handsets such as telephones, cellular telephones, speaker telephones, telephone conferencing, two-way radios, mobile radios, ham radios, CB radios, public telephones, wireless telephones, SMR telephones, answering machines, pagers); and

        (C) aircraft including, but not limited to, all civil and military fixed and rotary wing aircraft of any nature and any other craft capable of sustained flight.

1.12 "NCTI Patents" shall mean all published or unpublished patents and patent applications and filed disclosures (including any continuations, continuations-in-part, divisions, extensions, reissues, re-examinations, renewals or equivalent applications whenever and wherever filed) which:

        (A)     have been filed or made prior to 31 December 1996; and

        (B) relate to flat panel speakers, acoustic objects, transducers or related acoustic technology; and

        (C) are owned by or licensed (with the right to sub-license) to NCTI, NAPI or their Affiliates (other than under the Master Licence) now or at any time including, without limitation, those listed in Schedule A.

1.13 "NCTI Technology" shall mean all confidential information and know-how in existence prior to 31 December 1996 within the power, possession, custody and control of NCTI, NAPI or their Affiliates which supports, amplifies, explains or enables the design or manufacture of any product in the NXT Fields embodying any of the specifications or claims of the NCTI Patents or otherwise making use of the NCTI IPR, but excluding such confidential information and know-how which NCTI, NAPI or their Affiliates are not entitled to disclose where NXT has been given full written details of the reasons why such information may not be disclosed.

1.14 "NCTI IPR" shall mean all IPR in existence prior to 31 December 1996 owned by or licensed to NCTI, NAPI or their Affiliates which relates to panel loudspeakers acoustic objects, transducers or related acoustic technology but excluding such other IPR which NCTI, NAPI or their Affiliates are not entitled to license where NXT has been given full written details of the reasons why such IPR may not be licensed.

1.15 "NCTI Rights" shall mean all of the NCTI Patents, the NCTI IPR and the NCTI Technology subject only to the Excluded Rights.

1.16    "Net Licensing  Revenues"  shall mean the gross  revenues  received by a
        party  from  its  respective   licensing  of  third  parties   including
        Affiliates to make or produce Licensed Products less:

        (A)     royalties payable to third parties; and

        (B)     taxes not based upon income.

1.17 "Net Sales Revenues" shall mean the revenues received from the sale, lease or other transfer by a party of Licensed Products less:

        (A)     costs of packing, transportation and insurance;

        (B)     sales, value added and other taxes not based on income;

        (C)     ordinary trade discounts and commissions;

        (D)     customs duties and expenses; and

        (E)     royalties payable to third parties.

1.18 "Novation Agreement" shall mean the novation agreement of 15 April 1997 between NXT, NCTI and Verity.

1.19 "NXT Fields" shall mean all fields of use excluding all devices and systems whose sole purpose is reducing, isolating, controlling or alternating noise or vibration.

1.20 "NXT IPR" shall mean all IPR in existence prior to 31 December 1996 owned by or licensed to NXT which relates to panel loudspeakers acoustic objects, transducers or related acoustic technology but excluding the DERA Technology and such other IPR which NXT is not entitled to license where NAPI has been given full written details of the reasons why such IPR may not be licensed

1.21 "NXT Patents" shall mean all published or unpublished patents and patent applications and filed disclosures (including any continuations, continuations-in-part, divisions, extensions, reissues, re-examinations, renewals or equivalent applications whenever and wherever filed) which:

        (A)     have been filed or made prior to 31 December 1996; and

        (B) relate to flat panel speakers, acoustic objects, transducers or related acoustic technology; and

        (C) are owned by or licensed (with the right to sub-license) to NXT or its Affiliates (other than the NCTI Patents and the DERA Technology)

        including, without limitation, those listed in Schedule B.

1.22 "NXT Rights" shall mean all of the NXT Patents, the NXT IPR and the NXT Technology.

1.23 "NXT Technology" shall mean all confidential information and know-how in existence prior to 31 December 1996 within the power, possession, custody and control of NXT which supports, amplifies, explains or enables the design or manufacture of any product in the NCTI Fields embodying any of the specifications or claims of the NXT Patents or otherwise making use of the NXT IPR, but excluding the DERA Technology and such confidential information and know-how which NXT or its Affiliates are not entitled to disclose where NAPI has been given full written details of the reasons why such information may not be disclosed.

1.24 "Simmons & Simmons Opinion" shall mean the letter addressed to NAPI from Simmons & Simmons (solicitors to Verity and NXT) under which an opinion is given in relation to, inter alia, the due execution, authorisation and enforceability of, inter alia, this Agreement, the Master Licence and the Subscription Agreement.

1.25 "Subscription Agreement" shall mean the private placement offering subscription agreement and questionnaire in agreed form between NCTI, NAPI and Verity.

In this Agreement where the context admits:

1.26 words and phrases the definitions of which are contained or referred to in Part XXIV Companies Act 1985 shall be construed as having the meanings so attributed to them.

1.27 references to any document being in agreed terms are to that document in the form signed on behalf of the parties for identification.

2._Termination of the Cross Licence

2.1 With effect from the Commencement Date, the parties hereby agree to that the following agreements shall be terminated:

        (A) the Cross Licence, without application of article 10 of the Cross Licence;

        (B) the Security Deed of 14 April 1997 between NCTI and Verity, in respect of which the parties hereby agree to lend all reasonable assistance as may be necessary in order to cancel any relevant registrations;

        (C) the confirmatory Patent Licence of 15 April 1997 between NCTI, Verity and NXT, in respect of which the parties hereby agree to lend all reasonable assistance as may be necessary in order to cancel any relevant registrations;

        (D) the further confirmatory Patent Licence of 15 April 1997 between NCTI, Verity and NXT, in respect of which the parties hereby agree to lend all reasonable assistance as may be necessary in order to cancel any relevant registrations; and

        (E)     the two comfort letters of 15 April 1997 from NXT to NCTI.

2.2 The terminations in clause 2.1 shall be without prejudice to the accrued rights of the parties. Further, article 19.2 of the Cross Licence shall survive termination.

3.NCTI Licence

3.1 Subject to the terms and conditions of this Agreement and in consideration of:

        (A)     the grant of the licences under clause 4;

        (B)     the grant of the Master Licence under clause 5.1;

        (C)     the royalties payable under clause 6.1;

        (D) the release of the obligations of NCTI under the Cross Licence, in particular the conditional obligation to repay US$3 million;

        (E) the cancellation of the security deed over the Licensed NCTI Patents (as defined in the Cross Licence); and

        (F) the payment of (pound)1 (receipt of which is hereby acknowledged by NCTI)

        NCTI and NAPI hereby grant to NXT an exclusive worldwide licence to use the NCTI Rights to develop, make, have made, use, distribute, sell and have sold Licensed Products in the NXT Fields together with the right to grant sub-licences therefor.

3.2 NCTI and NAPI hereby jointly and severally undertake to use their best endeavours to discharge the restrictions which prevent it from including the rights described in clause 1.5(B) within the licence under clause 3.1.

3.3 NXT shall use reasonable endeavours to exploit the rights licensed under this Agreement.

4._NXT Licence

4.1 Subject to the terms and conditions of this Agreement and in consideration of:

        (A)     the grant of the licence under clause 3.1;

        (B)     the royalties payable under clause 6.2;

        (C)     the  release  of  the  obligations  of  NXT  under  the  Cross
                Licence; and

        (D)   the payment of (pound)1 (receipt of which is hereby acknowledged)

        NXT hereby grants to NAPI an exclusive worldwide licence to use the JIP Rights to develop, make, have made, use, distribute, sell and have sold Licensed Products in the NCTI Fields together with the right to grant sub-licences therefor but with respect to the DERA Technology such licence shall be non-exclusive and without the right to sub-license.

4.2 NXT also hereby grants to NCTI and NAPI a licence of such of the JIP Rights (excluding any rights to the DERA Technology) as are strictly necessary for NCTI and NAPI to maintain those licences of the JIP Rights which were automatically granted to OnActive LLC and Electrolux upon the commencement of the Cross Licence and for so long as those arrangements with OnActive LLC and Electrolux remain in force.

5._Master Licence

5.1     Subject  to  the  terms  and   conditions  of  this   Agreement  and  in
        consideration for the rights granted under clauses 3.1 and 3.2, NXT shall promptly grant NAPI the Master Licence for all fields of use;

5.2 Upon commencement of the Master Licence in clause 5.1, those terms in this Agreement which are directly covered by the terms of the Master Licence shall cease to be of further effect.

6._Royalties

6.1     Royalties from NXT

        As part of the consideration for the rights granted by NCTI and NAPI to NXT under clause 3.1, NXT shall pay royalties to NAPI in accordance with Schedule C.

6.2     Royalties from NAPI under this Agreement

        As part of the consideration for the rights granted by NXT under clause 4, NAPI shall pay royalties to NXT in accordance with Schedule C.

6.3     Payment

        Royalties payable to NAPI under clause 6.1 or to NXT under clause 6.2 shall be due and payable in U.S. dollars in immediately available New York, New York funds within forty-five (45) days after the last business day of each March, June, September and December of each calendar year during the term of this Agreement. All such royalty payments shall be exclusive of VAT or any other sales tax.

6.4     Verification

        If requested by NAPI in respect of payments under clause 6.1 or by NXT in respect of payments under clause 6.2, NXT and NAPI respectively shall direct their chartered accountants at their own expense to provide the other party with a certified written royalty report (the "Royalty Report") for each calendar year of this Agreement within sixty (60) days of the end of each calendar year of this Agreement. Such Royalty Reports shall be prepared in accordance with the standard reporting procedures of such chartered accountants applied in a consistent manner. A similar Royalty Report shall be rendered and royalty payment shall be made within sixty (60) days after termination of this Agreement. Further, both NAPI and NXT agree that the other party may inspect their royalty/revenue records once a year upon thirty (30) days written notice, at the other party's own expense.

6.5     Late Payment

        Any payment not made on its due date under clause 6.1 or 6.2 will require NXT or NAPI respectively to pay interest in order to cover the default at the rate of the then current prime rate at The Chase Manhattan Bank NA.

7._Disclosure of Information, Data and Know-How

7.1 NCTI and NAPI shall jointly and severally disclose to NXT all the NCTI Technology licensed under clause 3.1 within 30 days of the date of this Agreement. NXT shall disclose to NAPI all the NXT Technology licensed under clause 4.1 within 30 days of this Agreement.

7.2 For the purposes of this Agreement and the Master Licence, NAPI shall not be at liberty to disclose the NXT Technology solely by virtue of the fact that NAPI may have come into possession of the NXT Technology as a result of disclosure by NCTI to NAPI under the terms of the Cross Licence.

8._Confidentiality

8.1     Treatment

        The NCTI Technology licensed under clause 3.1, the NXT Technology licensed under clause 4.1 and any information of one party relating to marketing plans, strategies, forecasts, new products, software documentation, unpublished financial statements, budgets, projections, licences, prices, costs, customer lists, supplier lists and any other material marked in some reasonable manner to indicate it is confidential which is disclosed to the other party and also the terms and conditions of this Agreement (the "Confidential Information") shall be held in confidence and not disclosed by the other party, and shall be subject to the following terms:

        (A) any Confidential Information disclosed between the parties hereto orally or visually, in order to be subject to this Agreement, shall be so identified to the receiving party at the time of disclosure and, if not identified in writing at the time, confirmed in writing within ten (10) days after such oral or visual disclosure;

        (B) only those of its officers, employees, consultants, sub-contractors and licensees who need to receive the Confidential Information in order to carry out the purposes of this Agreement shall have access to such information and such access shall be limited to only so much of such information as is necessary for the particular officer, employee, consultant, sub-contractor and licensee to properly perform his or her functions;

        (C)     all  officers,  employees,   consultants,   sub-contractors  and
                licensees who shall have access to the Confidential Information shall be under written obligation:

                (1)    to  hold  in  confidence   and  not  disclose  all  the
                       Confidential Information made available to them; and

                (2) to use the Confidential Information only as permitted by the party retaining them;

        (D) all documents, drawings, writings and other embodiments which contain the Confidential Information shall be maintained in a prudent manner in a secure fashion separate and apart from other information in its possession and shall be removed therefrom only as needed to carry out the purposes of this Agreement; and

        (E) all documents, drawings, writings and other embodiments of the Confidential information the security or safekeeping of which are subject to governmental regulations shall be kept in accordance with those regulations.

8.2     Exclusions

        Confidential Information shall not include information that:

        (A) was at the time of disclosure in the public domain through no fault of the party receiving it;

        (B) becomes part of the public domain after disclosure to the party receiving it through no fault of such party;

        (C) was in the possession of the party receiving it (as evidenced by written records) at the time of disclosure and was not acquired directly or indirectly from the other party, or a third party, as the case may be, under a continuing obligation of confidence of which the party receiving it was aware;

        (D) was received by the party receiving it (as evidenced by written records) after the time of disclosure hereunder from a third party who did not require it to be held in confidence and who did not acquire it directly or indirectly from the disclosing party under a continuing obligation of confidence of which the party receiving it was aware;

        (E) is required by law or the rules of any relevant Court or securities exchange to be disclosed, but only to the extent of such required disclosure; provided, that a party required so to disclose Confidential Information shall use all reasonable endeavours to notify the disclosing party of such potential disclosure so that such party may seek a protective order or other remedies to maintain in confidence any such Confidential Information;

        (F) was developed independently by the receiving party and without the use of any Confidential Information received from the disclosing party under this Agreement; or

        (G) was or is disclosed by the disclosing party to third parties without restrictions on use or disclosure comparable to those contained herein.

9._Term

9.1 This Agreement shall commence upon the Commencement Date and shall remain in force until terminated under this clause 9 or clause 10.

9.2 This Agreement shall cease to have effect against the other party upon the last to expire of the patents licensed to the other party under this Agreement (but without prejudice to the terms of the Master Licence).

9.3 The Agreement shall automatically terminate upon clause 9.2 being satisfied for both parties.

10._Termination

10.1 NXT may at its sole option terminate this Agreement, without prejudice to the continuation of the licence granted to NXT under clause 3.1, immediately where either of NCTI or NAPI becomes insolvent, is adjudicated bankrupt or compounds with or makes any arrangement with or makes any general assignment for the benefit of its creditors or enters into liquidation, whether compulsorily or voluntarily (except for the purposes of a bona fide reconstruction or amalgamation) or has a receiver, administrative receiver or administrator (or the equivalent under United States or other relevant local bankruptcy law) appointed over the whole or any part of its undertaking or assets or a similar occurrence under any jurisdiction affects NCTI or NAPI or if NCTI or NAPI ceases or threatens to cease or makes any material change in its business.

10.2 NAPI may at its sole option terminate this Agreement, without prejudice to the continuation of the licence granted to NAPI under clause 4.1, where the events or matters described in clause 10.1 apply to NXT.

11._Effect of Termination

11.1    Except as otherwise  expressly provided herein, on termination of this
        Agreement:

        (A) all rights and licences granted pursuant to clauses 3 and 4 shall immediately terminate; and

        (B) all documents, drawings, writings and other embodiments of the Confidential Information, as well as those produced, created or derived from the Confidential Information which incorporate the Confidential Information and all copies thereof shall be returned promptly to the disclosing party of this Agreement without prejudice to the continuation of the obligations under clause 8.

11.2 After termination of this Agreement, NAPI, NXT and all their licensees may continue to sell Licensed Products manufactured before the date of termination. If their stock of Licensed Products is insufficient to fulfil orders accepted before the date of termination, then they may manufacture sufficient quantities of Licensed Products to fulfil such order, provided that:

        (A) such products are manufactured within 6 months of termination of this Agreement; and

        (B) any applicable royalties are paid in accordance with clause 6.

11.3 Notwithstanding the termination of this Agreement, the terms and conditions of clauses 6 and 8 and the accrued rights of the parties shall survive termination of this Agreement and shall continue to be applicable and govern the parties with respect to the subject matter thereof.

12._Force Majeure

12.1 In the event of enforced delay in the performance by any party of obligations under this Agreement due to unforeseeable causes beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of the government, acts of the other party, fires, floods, strikes, freight embargoes, unusually severe weather, or delays of subcontractors or licensees due to such causes (an "Event of Force Majeure"), the time for performance of such obligations shall be extended for the period of the enforced delay; provided that the party seeking the benefit of the provisions of this paragraph shall, within ten (10) days after the beginning of any such enforced delay, have first notified the party to whom the obligation is owed in writing of the causes and requested an extension for the period of the enforced delay and shall use all reasonable endeavours to minimize the effects of any Event of Force Majeure.

13._Applicable Law

13.1 The terms and conditions of this Agreement and the performance thereof shall be governed by and construed in accordance with English law.

14._Conduct

14.1 None of the parties nor their Affiliates shall publicly do or say anything which is detrimental to or otherwise diminishes the reputation or goodwill of the other parties. Further, neither of the parties nor their Affiliates shall assist other persons to do the same.

15._Dispute Resolution

15.1 The parties shall meet as soon as possible to discuss and to attempt to resolve all matters not specifically provided for in the Agreement and which requires a decision including all differences, disputes or disagreements which may arise out of or in connection with this Agreement. If the parties are unable to resolve any such matter or dispute then it shall be referred to the Chairman of NXT and the Chairman (or equivalent officer) of NAPI, who shall meet within five days of being requested to do so and in good faith attempt to resolve the matter of dispute.

15.2 The parties agree to refer any matter or dispute which is not able to be resolved pursuant to clause 15.1 to the Centre for Dispute Resolution ("CEDR") in London, England in an attempt to settle the same in good faith by Alternate Dispute Resolution ("ADR").

15.3 None of the parties shall be deemed to be precluded from taking such interim formal steps as may be considered necessary to protect such party's position while the procedures referred to in clauses 15.1 and
        15.2 are pursued.

15.4 In the event that the matter remains unresolved by such ADR procedure within thirty days of commencement of such procedure, then the parties shall be at liberty to take such other Proceedings (as defined below) as they think fit.

15.5 Except as provided for in clauses 15.1, 15.2, and 15.3, in relation to any legal action or proceedings to enforce this Agreement (including the licences granted herein) or arising out of or in connection this Agreement ("Proceedings"), NCTI and NAPI irrevocably submit to the exclusive jurisdiction of the English Courts and waive any objection to Proceedings in such Courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum. This clause operates for the sole benefit of Verity and NXT who shall retain the right to take Proceedings in any other jurisdiction.

16._Announcements

16.1 Except for any disclosure which may be required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it, wherever situated (and including, without limitation, the London Stock Exchange, the Panel on Takeovers and Mergers, the Serious Fraud Office and the Securities Exchange Commission), and whether or not the requirement has the force of law, none of the parties may use any of the others' names or disclose the terms of this Agreement without the consent of all the others, which consent shall not be unreasonably withheld or delayed.

17._Severability

17.1 If any part of this Agreement for any reason shall be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which shall remain in full force and effect; provided, however, that in the event a part of this Agreement is declared invalid and the invalidity or enforceability of such part has the effect of materially altering the obligations of any party under this Agreement, the parties agree, promptly upon such declaration being made, to negotiate in good faith to amend this Agreement so as to put such party in a position substantially similar to the position such party was in prior to such declaration.

18._Rights of Assignment; Successors and Assigns

18.1 None of the parties may assign any of their rights under this Agreement without the prior written consent of the other parties (not to be unreasonably withheld or delayed). However, NAPI may assign its rights and obligations under this Agreement to an Affiliate (which for the purpose of this clause shall not include OnActive) upon giving NXT 30 days' written notice. Further, NXT may assign its rights and obligations under this Agreement to an Affiliate upon giving NAPI 30 days' written notice.

19._Notices

19.1 Any notices under this Agreement shall be in writing and shall be deemed delivered if delivered by personal service, or sent by fax or by first class registered or certified mail, or same day or overnight courier service with postage or charges prepaid. Unless subsequently notified in writing in accordance with this clause by the other party, any notice or communication hereunder shall be addressed to NCTI o NAPI as follows:

        Michael J. Parrella, President
        Noise Cancellation Technologies, Inc./NAPI
        1025 West Nursery Road
        Linthicum, Maryland 21090
        Fax No: 001 - (410) 636-5989

        to Verity or NXT as follows:

        Farad Azima, Chairman
        Verity Group plc/New Transducers Limited
        Stonehill
        Huntingdon PE18 6ED England
        Fax No: (011-44) 1480-432777

20._Taxes

20.1 Each of the parties shall be responsible for any sales, use, occupational or privilege taxes, duties, fees or other similar charges imposed by any governmental authority in connection with the manufacture, sale, lease, distribution, use or other disposition by it of products or the exercise of any other rights under the licence granted to it under this Agreement. Any other taxes, including income or withholding taxes based on royalties and other payments received by a party hereto, shall be the responsibility of that party.

21._Maintenance and Defence of Licensed Patents

        NCTI Obligations

21.1 During the term of this Agreement, NCTI and NAPI shall jointly and severally maintain in force the NCTI Patents. In this connection, NCTI and NAPI shall promptly pay all costs of any and all continuations, continuations-in-part, divisions, extensions, reissues, re-examinations, or renewals of the NCTI Patents, including, without limitation, the costs and expenses of any and all attorneys, experts or other professionals engaged in connection with any of the foregoing. At NCTI's expense, NXT shall comply with all reasonable requests of NCTI aimed at maintaining in force the NCTI Patents.

21.2 Neither NCTI nor NAPI shall assign to any person any of the NCTI Patents without the prior written consent of NXT which shall be given on such terms as NXT reasonably believes are necessary to protect its position under this Agreement.

21.3 Neither NCTI nor NAPI shall abandon or withdraw any of the NCTI Patents nor permit any of them to lapse without giving NXT no less than two months' written notice of its intention to do so. If during this two month period NXT informs NCTI (or ,where relevant, NAPI) that it wishes to maintain the relevant patent, then NCTI (or ,where relevant, NAPI) shall assign it to NXT for nominal consideration.

21.4 Where an actual or threatened infringement of the NCTI Patents or unauthorised disclosure or use of the NCTI Technology (collectively the "Infringement") falls or appears to fall wholly or partly within the NXT Fields, then the party who becomes aware of the Infringement shall promptly report the same to the others. If the Infringement appears to NCTI (or ,where relevant, NAPI) to fall within the NXT Fields (whether entirely or partly), then NCTI and NAPI shall assist NXT in any action which NXT wishes to take in relation to the Infringement, but only by lending its name to such action (subject to NXT fully indemnifying NCTI and NAPI against all costs, damages and other liabilities arising out of or in connection with such action) and by providing copies of all relevant files in its custody, power, possession or control. Any further assistance required by NXT shall be subject to agreement between the parties. NXT shall, subject to such indemnity, be entitled as against NCTI and NAPI to retain all costs, damages and sums awarded or agreed to be paid to it in connection with such action and shall have sole conduct of such action. NXT shall however regularly inform NCTI and NAPI of any significant developments of such action and shall not consent to any order as to the amendment or validity of the NCTI Patents without the prior written consent of NCTI (or, where relevant, NAPI).

        NXT Obligations

21.5 Throughout the term of this Agreement, NXT shall maintain in force the NXT Patents. In this connection, NXT shall promptly pay all costs of any and all continuations, continuations-in-part, divisions, extensions, reissues, re-examinations, or renewals of the NXT Patents, including, without limitation, the costs and expenses of any and all attorneys, experts or other professionals engaged in connection with any of the foregoing. At NXT's expense, NCTI and NAPI shall comply with all reasonable requests of NXT aimed at maintaining in force the NXT Patents.

21.6 NXT shall not assign to any person any of the NXT Patents without the prior written consent of NAPI which shall be given on such terms as NAPI reasonably believes are necessary to protect its position under this Agreement.

21.7 NXT shall not abandon or withdraw any of the NXT Patents nor permit any of them to lapse without giving NAPI no less than two months' written notice of its intention to do so. If during this two month period NAPI informs NXT that it wishes to maintain the relevant patent, then NXT shall assign it to NAPI for nominal consideration.

21.8 Where an actual or threatened infringement of the NXT Patents or unauthorised disclosure or use of the NXT Technology (collectively the "Infringement") falls or appears to fall wholly or partly within the NCTI Fields, then the party who becomes aware of the Infringement shall promptly report the same to the others. If the Infringement appears to NXT to fall solely within the NCTI Fields, then NXT shall assist NCTI and NAPI in any action which NCTI and NAPI wish to take in relation to the Infringement, but only by lending its name to such action (subject to NCTI and NAPI fully indemnifying NXT on a joint and several basis against all costs, damages and other liabilities arising out of or in connection with such action) and by providing copies of all relevant files in its custody, power, possession or control. Any further assistance required by NCTI and NAPI shall be subject to agreement between the parties. NCTI and NAPI shall, subject to such indemnity, be entitled as against NXT to retain all costs, damages and sums awarded or agreed to be paid to it in connection with such action and shall have sole conduct of such action. NCTI and NAPI shall however regularly inform NXT of any significant developments of such action and shall not consent to any order as to the amendment or validity of the NXT Patents without NXT's prior written consent.

22._Warranties

22.1    NCTI and NAPI jointly and severally represent and warrant to NXT that:

        (A) each of them has the right, power and authority to enter into this Agreement and to grant the licenses and other rights contained herein;

        (B) neither of them will breach or be in violation of any agreement, licence, or grant made with or to any other party by virtue of entering into this Agreement;

        (C) so far as each of them are aware, use of the NCTI Rights as permitted by this Agreement will not infringe the rights of any other person; and

        (D)     the  patents  listed  in  Schedule  A  constitute  all the  NCTI
                Patents.



22.2    NXT represents and warrants to NAPI that:

        (A)     it has the  right,  power  and  authority  to enter  into this
                Agreement   and  to  grant  the   licenses  and  other  rights
                contained herein;

        (B) it will not breach or be in violation of any agreement, licence, or grant made with or to any other party by virtue of entering into this Agreement; and

        (C) so far as NXT is aware, use of the NXT Rights as permitted by this Agreement will not infringe the rights of any other person.

        (D)     the patents listed in Schedule B constitute all the NXT Patents.

23._Disclaimer

23.1 Except as specifically set forth in this Agreement, NCTI and NAPI hereby disclaim:

        (A) any express or implied warranty of the accuracy, reliability, technological or commercial value, comprehensiveness or merchantability of the NCTI Rights or Licensed Products, or their suitability or fitness for any purpose whatsoever; and

        (C) all liability for any loss or damage resulting, directly or indirectly, from the use of the NCTI Rights or Licensed Products including consequential damages, loss of profits or good will, expenses for downtime or for making up downtime, damages for which licensee may be liable to other persons, damages to property.

23.2 Except as specifically set forth in this Agreement, Verity and NXT hereby disclaims:

        (A) any express or implied warranty of the accuracy, reliability, technological or commercial value, comprehensiveness or merchantability of the NXT Rights or Licensed Products, or their suitability or fitness for any purpose whatsoever; and

        (C) all liability for any loss or damage resulting, directly or indirectly, from the use of the NXT Rights or Licensed Products including consequential damages, loss of profits or good will, expenses for downtime or for making up downtime, damages for which licensee may be liable to other persons, damages to property.

24._Trade Marks and IP Notices

24.1 Nothing in this Agreement shall entitle any of the parties to use any trade or service mark (including logos, devices and signs) which is used by another party or its Affiliates (the "Marks"). Further, none of the parties shall use or apply for registration as a trade mark or business name of any word or words, device, logo or sign which is identical or confusingly similar to any of the Marks.

24.2 Each party shall comply with the other party's reasonable requests regarding the marking of Licensed Products (including any packaging and promotional materials) with such notices regarding the intellectual property rights relevant to such Licensed Products as may be appropriate in each jurisdiction.

25._No Agency and No Partnership

25.1 Save as otherwise expressly provided for in this Agreement or unless otherwise agreed between the parties in writing, none of the parties shall:

        (A) make purchases or sales or incur any liabilities whatsoever on behalf of any of the others; or

        (B)     pledge a credit of any of the others; or

        (C)     hold itself out as acting as agent for any of the others.

25.2    Nothing  in this  Agreement  is  intended  to or shall  give rise to any
        relationship   of  partnership  or  profit  sharing  in  the  nature  of
        partnership between the parties.

26._Scope of the Agreement and General Obligations

26.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or understandings of the parties with regard to the subject matter hereof including, without limitation, the Cross Licence. No interpretation, change, termination or waiver of any provision hereof shall be binding upon a party unless in writing and executed by the other party. No modification, waiver, termination, recession, discharge or cancellation of any right or claim under this Agreement shall affect the right of any party hereto to enforce any other claim or right hereunder.

27._Recording of Formal Licence

27.1 Following commencement of this Agreement, each party shall render all assistance as may be reasonably required (including, without limitation, the signing of short form licences) in order to register any party with a licence under this Agreement with any relevant Patent Office. For the avoidance of doubt, such short form licences shall not alter the meaning or effect of this Agreement.

28._Stamp Duty and Legal Costs

28.1 All stamp duty payable in relation to this Agreement and any other agreement executed pursuant to it shall be paid by NAPI.

29._Guarantee

29.1 NCTI hereby agrees to guarantee performance of all the obligations of NAPI under this Agreement until the later of:

        (A)     NAPI achieving a net worth of US$10 million or more; or

        (B) two years elapsing from the date of this Agreement.

30._Opinions

30.1    As soon as practicable after the Commencement Date:

        (A) NCTI and NAPI shall deliver the Horton Opinion to NXT in a form satisfactory to NXT; and

        (B) Verity and NXT shall deliver the Simmons & Simmons Opinion to NAPI in a form satisfactory to NAPI.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year first before written.

VERITY GROUP plc
/s/ FARAD AZIMA
By:     Farad Azima
Title:  Director
Date:   September 27, 1997

NEW TRANSDUCERS LIMITED
/s/ PETER THOMS
By:     Peter Thoms
Title:  Director
Date:   September 27, 1997

NOISE CANCELLATION TECHNOLOGIES, INC.
/s/ MICHAEL J. PARRELLA
By:     Michael J. Parrella
Title:  President
Date:   September 27, 1997

NCT AUDIO PRODUCTS, INC
/s/ MICHAEL J. PARRELLA
By:     Michael J. Parrella
Title:  President
Date:   September 27, 1997

                                                                      Schedule A

                           NCTI INTELLECTUAL PROPERTY

VIRGINIA POLYTECHNIC INSTITUTE

Patents

US 4,715,559 Issued December 29, 1987, entitled "Apparatus and Method for Global Noise Reduction". Describes a method for quieting within an enclosed space by anti-vibrating the walls with piezo-electric devices. It formed the basis for NCTI's work on active panels.

US 5,335,417    Issued October 11, 1992,  entitled "Active Control of Aircraft
                Engine   Inlet  Noise   Using   Compact   Sound   Sources  and
                Distributed  Error  Sensors".  Part of this  patent  describes the use of piezo actuators  bonded to curved panels as a means
                of  generating   sound.   The  panel  geometry  is  chosen  to
                emphasize particular frequencies. This technique is used in transformer quieting.

US 5,515,444 Issued May 7, 1996. Continuation of US 5,335,417, in which the curved panel is dynamically tuned to maintain optimal performance.

                                                                      Schedule A

                           NCTI INTELLECTUAL PROPERTY

PIEZO TECHNOLOGY

Patents

US 5,473,214 Issued December 5, 1995, entitled "Low Voltage Bender Piezo Actuators". The use of a stack of piezo electric layers to produce a vibration actuator. Multiple layers reduce the voltage levels required to drive the actuator. This makes packaging easier and allows cheaper amplifiers to be used.1

Patents Pending

                PCT/US94/04553  (filed May 04, 1994)  Publication No. W004/27331
                Low Voltage Bender Piezo Actuators. The use of a stack of piezo electric layers to produce a vibration actuator. Multiple layers reduce the voltage levels required to drive the actuator. This makes packaging easier and allows cheaper amplifications to be used.

                EPO 94914908.2 (filed May 04, 1994) Publication No. 0698298 Low Voltage Bender Piezo Actuators. The use of a stack of piezo electric layers to produce a vibration actuator. Multiple layers reduce the voltage levels required to drive the actuator. This makes packaging easier and allows cheaper amplifications to be used.

                                                                      Schedule A

                           NCTI INTELLECTUAL PROPERTY


PIEZO TECHNOLOGY

Patents pending


        (253)   No.  PCT/US95/05720  (filed 09/05/95) Publication No. W095/31805
                Multimedia Personal Computer with Active Noise Reduction and Piezo Speakers: US filed May 11, 1994. A piezo patch is bonded to the case of a PC so that the whole case acts as loudspeaker. Active Noise Reduction and microphones are included to fully equip the PC for multimedia applications.

                EPO  95918420.1  (filed May 09, 1995)  Publication  No.  0760996
                Multimedia Personal Computer with Active Noise Reduction and Piezo Speakers: A piezo patch is bonded to the case of a PC so that the whole case acts as loudspeaker. Active Noise Reduction and microphones are included to fully equip the PC for multimedia applications.

                US 08/241440
                Multimedia Personal Computer with Active Noise Reduction and Piezo Speakers: US filed May 11, 1994. A piezo patch is bonded to the case of a PC so that the whole case acts as loudspeaker. Active Noise Reduction and microphones are included to fully equip the PC for multimedia applications.

        (256)   No. PCT/US95/08131 (filed 29/06/95) Publication No. W096/01547
                Piezo Speaker and Installation Method for Laptop Personal Computer and other Multimedia Applications: US filed July 6, 1994. A piezo patch is bonded to the case of a PC to act as a loudspeaker. Dampening materials and stiffeners to improve the performance of a piezo loudspeaker. (U.S. application approved for issue).



                EPO  95924733.9  (filed June 29, 1995)  Publication  No. 0772953
                Piezo  Speaker  and  Installation  Method  for  Laptop  Personal
                Computer and other Multimedia Applications: A piezo patch is bonded to the case of a PC to act as a loudspeaker. Dampening materials and stiffeners to improve the performance of a piezo loudspeaker.

                US 08/267218
                Piezo Speaker and Installation Method for Laptop Personal Computer and other Multimedia Applications: US filed July 6, 1994. A piezo patch is bonded to the case of a PC to act as a loudspeaker. Dampening materials and stiffeners to improve the performance of a piezo loudspeaker. (U.S. application approved for issue).

        (260)   US 08/533048
                Piezo Speaker for Improved Passenger Cabin Audio Systems: US filed September 25, 1995. Improvements include the addition of combined constrained damping/insulation layer, integrated electronics and the inclusion of intermediate coupling plates to enhance performance. This technique is applied to all flat interior surfaces of a car interior.

                PCT to be advised
                Piezo Speaker for Improved Passenger Cabin Audio Systems: US filed September 25, 1995. Improvements include the addition of combined constrained damping/insulation layer, integrated electronics and the inclusion of intermediate coupling plates to enhance performance. This technique is applied to all flat interior surfaces of a car interior.

        (269)   US 08/554049
                Piezoelectric Transducers: US filed November 6, 1995. An extension of (260). Improved transducer coupling systems that significantly improves piezo performance.

                PCT to be advised
                Piezoelectric Transducers: US filed November 6, 1995. An extension of (260). Improved transducer coupling systems that significantly improves piezo performance.

                                                                      Schedule A

                           NCTI INTELLECTUAL PROPERTY


FLAT PANEL TRANSDUCERS

Patents Pending

        (277) US 08/720163 Vehicular Loudspeaker System: US filed September 25, 1996. An improved loudspeaker system for a passenger vehicle such as an automobile. The system comprises a transducer capable of being excited by applied electric potential and electronic means that is electrically connected to the transducer to apply electric potential thereto. The diaphragm driven by the excited transducer is comprised of the headliner of the vehicle or other flat surfaces.

        (400)   No. GB 961 9835.3 (filed 23/09/96)
                Audio System Using Flat Panel Loudspeakers: UK filed September 23, 1996. A home entertainment system consisting of a plurality of flat panel loudspeakers and electroacoustics transducer apparatus having a flatter frequency response than previously possible.

        (401)   No. GB 961 9967.4 (filed 25/09/96)
                Electroacoustics Transducer Arrangement: UK filed September 25, 1996. An electroacoustics transducer consisting of two panel membranes. The phase of the sound wave produced at the rear panel is set so that if that wave is reflected, it will constructively interfere with the wave produced at the forward panel.

        (402)   No. GB 962 1523.1 (filed 16/10/96)
                A Flat Panel Loudspeaker Arrangement and Hands Free Telephone System Using the Same: UK filed October 16, 1996. A flat panel loudspeaker arrangement which can be attached to the roof or headlining of a vehicle to position the loudspeaker of a hands free telephone more conveniently.

        (403)   No. GB 962 5315.8 (filed 05/12/96)
                Electroacoustics Transducer Arrangement: UK filed December 5, 1996. (An extension of 401). An electroacoustics transducer consisting of two panel membranes. The phase of the sound wave produced at the rear panel is set so that if that wave is reflected, it will constructively interfere with the wave produced at the forward panel. The constructive interference effect can also be used to flatten or equalise the frequency response of the system.

        (404)   No. GB 962 4302.7 (filed 22/11/96)
                Flat Panel Loudspeaker Arrangement: UK filed November 22, 1996. Involves the selection and arrangement of piezoelectric elements so that the piezoelectric elements provide the flat panel loudspeaker with an equalised frequency response.

        (405)   No. GB 962 6439.5 (filed 20/12/96)
                A Multiple Panel Electroacoustic Transducer: UK filed December 20, 1996. An improved electroacoustic transducer comprising multiple parallel panel members with an actuator arrangement for driving the panel members in phase.

        (406)   No. GB 970 0336.2 (filed 09/01/97)
                Panel Mounting Arrangement for Electroacoustic Transducer: UK filed January 9, 1997. An improved electroacoustic transducer that isolates acoustic vibrations generated by the front and rear faces of a panel so that they do not interfere.

                                                                      Schedule A

                          NCTI INTELLECTUAL TECHNOLOGY

LOUDSPEAKER TECHNOLOGY

Patents Pending

        (121)   PCT/US91/02731 Publication No. W092/19080
                Improvements in and relating to Transmission Line Loudspeakers Filed April 19, 1991. The sound wave radiated from the front surface of a loudspeaker driver diaphragm is of opposite polarity with respect to that radiated from the back surface. If the two signals are directly combined, they will tend to cancel one another. An acoustic phase inversion network is used to insure that the back wave is in phase with the front wave, and the combined signals are used to drive the inlet of a loudspeaker transmission line.

                EPO 91920600.3 Publication No. 0580579
                Improvements in and relating to Transmission Line Loudspeakers Filed April 19, 1991. The sound wave radiated from the front surface of a loudspeaker driver diaphragm is of opposite polarity with respect to that radiated from the back surface. If the two signals are directly combined, they will tend to cancel one another. An acoustic phase inversion network is used to insure that the back wave is in phase with the front wave, and the combined signals are used to drive the inlet of a loudspeaker transmission line.

        (149)   No. PCT/US91/07324 Publication No. W093/07729
                Vacuum Speaker
                Filed October 2, 1991. A speaker enclosure with a partial vacuum behind the speaker. A spring is used to offset the static forces. The result is a smaller enclosed volume while maintaining low frequency performance.

        (???)   No. PCT/US92/05771 Publication No. WO94/01979
                Hydraulic Powered Loudspeaker
                A  hydraulic  powered  low-damped   loudspeaker   including  a
                hydraulic cylinder (21) attached to the cone (22) of a speaker which can be used in a bandpass loudspeaker.

Patent

UK 2,858,759 Issued March 11, 1981, entitled "Depressing the Resonant Frequency of a Suspended Mass". Described the use of active control to reduce the spring force constant of a suspended mass (e.g. a loudspeaker cone) so as to reduce the effective resonant frequency of the structure.
US              3,247,925  Issued  April  26,  1966,   entitled   "Loudspeaker".
                Described the improvement of the efficiency of low frequency loudspeakers by exciting bending waves in a light weight, stiff panel which remains essentially stationary, except for the bending waves.

confidential                                                          Schedule B

Appn. No.                      Date Filed    Short Title

1.      PCT/GB96/02145 02/09/96       Acoustic Device
2.      U.S. 08/707.012        03/09/96      Acoustic Device
3.      PCT/GB96/02140 02/09/96       Baffle Loaded Loudspeakers
4.      PCT/GB96/02166 02/09/96       Mixed Technology Loudspeaker
5.      PCT/GB96/02167 02/09/96       Inertial Transducer (electro-magnetic)
6.      PCT/GB96/02160 02/09/96       Inertial Transducer (piezo)
7.      PCT/GB96/02148 02/09/96       Bender Transducers
8.      PCT/GB96/02162 02/09/96       Loudspeaker with Separate Transducers
9.      PCT/GB96/02163 02/09/96       Loudspeaker/Microphone Combination
10.     PCT/GB96/02158 02/09/96       Mixed Technology Loudspeakers
11.     PCT/GB96/02155 02/09/96       Microphone
12.     PCT/GB96/02153 02/09/96       Ceiling Tile
13.     PCT/GB96/02151 02/09/96       Visual Display Unit
14.     PCT/GB96/02142 02/09/96       Laptop Computer
15.     PCT/GB96/02147 02/09/96       Portable CD Player
16.     PCT/GB96/02157 02/09/96       Automotive etc.  Applications  including
                                             Seat Shell  Loudspeaker  and Door
                                             Mounted    and    Parcel    Shelf
                                             Loudspeakers
17.     PCT/GB96/02164 02/09/96       Keyboard Musical Instrument
18.     PCT/GB96/02159 02/09/96       Vending Machine
19.     PCT/GB96/02165 02/09/96       Notice Board
20.     PCT/GB96/02146 02/09/96       Packaging
21.     PCT/GB96/02144 02/09/96       Greetings Card
22.     PCT/GB96/02137 02/09/96       Projection Screen Loudspeaker

                                                                      Schedule C


                                    Royalties

1.1     Royalties payable by NAPI to NXT:

        (A) 2% of Net Sales Revenue but not less than $0.10 per Licensed Product; and

        (B)     6% of Net Licensing Revenue*.

1.2     Royalties payable by NXT to NAPI:

        (A) 2% of Net Sales Revenue but not less than $0.10 per Licensed Product; and

        (B)     6% of Net Licensing Revenue.

-----------

* NAPI shall treat profits of OnActive LLC attributable to NAPI/NCTI as Net Licensing Revenues in calculating royalties payable to NXT.

                                                                      Schedule D


                                   Affiliates


                             OnActive L.L.C. - 42.5%

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